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                                                                     EXHIBIT 5.1


                            [BUTZEL LONG LETTERHEAD]



                                 Detroit Office
                                 August 20, 2001




Michigan Community Bancorp Limited
43850  Schoenherr Road
Sterling Heights, Michigan 48313

         RE:      REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

         You have requested our opinion in connection with the above-captioned Registration Statement on Form SB-2 filed by Michigan Community Bancorp Limited, a Michigan corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the offering of up to 435,787 Units (the "Units"), each Unit consists of two shares of no par value common stock (the "Common Stock") and one common stock purchase warrant (the "Warrants").

         We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

         Based upon such examination, it is our opinion that the Units, the Common Stock and the Warrants (including the Common Stock issuable upon the exercise of such Warrants) have been duly authorized and when sold and issued against payment therefore as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or under the Rules.


                                Very truly yours,


                                   /s/ Butzel Long
                                   Butzel Long